UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2021

United Royale Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	333- 208978	98-1253258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Campbell Drive, Suite 307C

Uxbridge, Ontario, Canada

L9P 1H6

(Address of Principal Executive Offices)

(647) 400-6927

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On April 22, 2021, CyberNorth Ventures Inc. acquired an aggregate of 109,423,767 shares of Common Stock of United Royale Holdings Corp. (the “Company”), representing approximately 77.6% of the issued and outstanding shares of Common Stock of the Company as of such date, from the previous majority shareholders of the Company. As a result of such acquisition CyberNorth Ventures Inc. is able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company.

Also on April 7, 2021, the previous officers and directors of the company, Jaya C Rajamanickam, Feliana Binti Johny, Gongming Li, Soh Khay Wee, Liao Lin, David Edwin Evans and KooiSooi Teoh, resigned from their respective positions with the Company. Upon such resignations Gary Bartholomew was appointed as Chief Executive Officer, President, Secretary, Treasurer and Chairman of the Board.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

The business background descriptions of the newly appointed officer and director is as follows:

Gary Bartholomew – CEO, Director

Mr. Bartholomew serves as an officer and/or Chairman/Executive Chairman of several entities: SponsorsOne Inc. (since 2006, Executive Chairman); Qanik DX Inc. (since 2018, Chairman and Interim CTO); TrueNorth Quantum Inc. (since 2018, Chairman and CTO); CyberNorth Ventures Inc. (since 1995, President); GO Nutraceuticals Inc. (since 2018, Chairman); Social4orce Inc. (since 2017, Chairman and CEO); and Phytonomous Inc. (since 2021; Chairman). He was also Executive Chairman of Open Source Health Inc. from 2013 through 2018. Mr. Bartholomew received a BSc in Physics and Engineering from the Univeristy of Waterloo (Canada) in 1993. In 2001 he was the Founding Advisor of the Master of Business, Entrepreneurship and Technology program, University of Waterloo, Faculty of Engineering. In 2012 he was the Founding Advisor, Undergraduate and Masters Degrees, School of Global Business and Digital Arts., University of Waterloo, Faculty of Arts.

Item 8.01 Other Events.

Change in Address of Company

On April 22, 2021, the Company’s location and the location of the Company’s books and records has changed from Room 405, 4/F, Energy Plaza, 92 Granville Road, Tsim Sha Tsui, Kowloon, Hong Kong, to 2 Campbell Drive, Suite 307C, Uxbridge, Ontario, Canada L9P 1H6.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Royale Holdings Corp.

Date: May 7, 2021	By:	/s/ Gary Bartholomew
	Name:	Gary Bartholomew
	Title:	CEO and President